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                                  EXHIBIT 1.1

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                                1,200,000 SHARES

                             PELICAN FINANCIAL, INC.
                                  COMMON STOCK


                             UNDERWRITING AGREEMENT

                                                      ________________ ___, 1999


THE FIRST AMERICAN INVESTMENT BANKING CORPORATION
FIRST COLONIAL SECURITIES


as representatives of the several
underwriters (collectively, the "Representative")
c/o The First American Investment Banking Corporation
601 South Harbour Island Boulevard, Suite 200
Tampa, Florida 33602

Dear Sirs:

         Subject to the terms and conditions stated herein, (i) Pelican Financial, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the Underwriters named in Schedule I (the "Underwriters") an aggregate of 1,200,000 shares (the "Firm Shares") of the Company's authorized common stock, par value $0.01 per share (the "common stock"). Solely for the purpose of covering over-allotments, if any, and at the election of the Underwriters and subject to the terms and conditions stated herein, Charles C. Huffman (the "Selling Shareholder") proposes to sell to the Underwriters an aggregate of 180,000 additional shares of Common Stock (the "Optional Shares"). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are collectively called the "Shares."


         The Company proposes to sell to The First American Investment Banking Corporation ("First American"), individually and not as a representative, warrants (the "First American Warrants") to purchase up to an aggregate of 60,000 shares of Common Stock (the "Warrant Shares") for an aggregate purchase price of $__________. The First American Warrants shall be substantially in the form filed as an exhibit to the Registration Statement (as hereinafter defined). The First American Warrants and the Warrant Shares are hereinafter referred to collectively as the "First American Shares". All shares of common stock of the Company, including the Shares and the First American Shares, are hereinafter referred to as the "Common Stock".


1.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     a. The Company represents and warrants to and agrees with each Underwriter that:

          (i) A registration statement on Form S-1 (File No. 333-76841) with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the applicable Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act and has been filed with the Commission, and such amendments to such registration statement as may have been
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          required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared, including any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"). Copies of such registration statement and amendment or amendments and of each related prospectus have been delivered to you, including copies of any filings pursuant to EDGAR. Such registration statement, including the prospectus, Part II, and all financial schedules and exhibits and all other documents filed as a part thereof or incorporated by reference and all information deemed to be a part thereof as of such time of effectiveness, including if applicable any subsequent prospectus filed pursuant to paragraph (b) of Rule 430(A) of the Rules and Regulations, is herein referred to as the "Registration Statement," and the prospectus included as part of the Registration Statement on file with the Commission that discloses, if applicable, all the information that was omitted from the prospectus on the effective date pursuant to Rule 430A of the Rules and Regulations or any subsequent Prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations by the Company with your consent after the effective date of the Registration Statement, is herein referred to as the "Final Prospectus." In the event a prospectus is not filed pursuant to Rule 430A and Rule 424(b) then, the prospectus included as part of the Registration Statement on the date when the Registration Statement became effective is deemed to be the Final Prospectus. Any prospectus included in the Registration Statement of the Company and in any amendments thereto prior to the effective date of the Registration Statement is referred to herein as a "Preliminary Prospectus."

          (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Rules and Regulations; when the Registration Statement becomes effective and at all times subsequent thereto up to and at the Closing Date (hereinafter defined) and any later date on which Option Shares are to be purchased, (i) the Registration Statement and any post-effective amendment thereto, the Final Prospectus and amendments or supplements thereto, in all material respects conformed and will conform to the requirements of the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Final Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading; provided, however, that none of the representations and warranties contained in this subparagraph shall apply to information contained in or omitted from the Registration Statement, the Preliminary Prospectus or the Final Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter, directly or through you, specifically for inclusion therein.

          (iii) Each of the Company's subsidiaries and the percentage of outstanding shares of capital stock of each of its subsidiaries owned by the Company are listed on Schedule III hereto. Each of the Company and its subsidiaries is incorporated and existing as a corporation in good standing under the laws of its jurisdiction of organization, with the corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Final Prospectus and each is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions, if any, where the ownership or leasing of properties or the conduct of its business requires such qualification; each of the Company and its subsidiaries now hold,

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          and at the Closing Date and any later date on which Optional Shares are to be purchased will hold, all licenses, certificates, permits and approvals from state, Federal and other regulatory authorities that are required for the Company to lawfully own, lease and operate its properties and conduct its business as described in the Final Prospectus or that are material to the Company's business operations, properties, assets, condition (financial or otherwise) or prospects, and all such licenses, certificates, permits and approvals are valid and in full force and effect; each of the Company and its subsidiaries are conducting its business, including but not limited to lending activities, in compliance with all material laws, rules and regulations of each jurisdiction in which it conducts its business; neither the Company nor its subsidiaries are in violation of its charter or By-laws or, is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement, joint venture or other agreement or instrument to which the Company or any of its subsidiaries are a party or by which they or any of their properties are bound or in violation of any law, order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, which defaults or violations, singly or in the aggregate, would have a material adverse effect on the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole. The Company does not own or control, directly or indirectly any corporation, association or other entity other than its subsidiaries.

          (iv) This Agreement has been authorized, executed and delivered by an authorized representative of the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms; the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which its properties or its subsidiaries' properties are bound, (ii) the Company's charter or By-laws, or (iii) any applicable statute, rule or regulation, or any order of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or over their properties, which defaults or violations, singly or in the aggregate, would have a material adverse effect on the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as may have been obtained by the Closing Date (as hereinafter defined) or such as may be required under the Act or under state or other securities or Blue Sky laws.

          (v) Other than as disclosed in the Final Prospectus, there is no pending or, to the Company's knowledge, threatened action, suit, claim or proceeding against Company or its subsidiaries or any of their officers or any of their properties, assets or rights before any court or governmental agency or body or otherwise which might result in any material adverse change in the business, properties, assets, rights operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, or prevent consummation of the transactions contemplated hereby.

          (vi) There are no contracts or documents of the Company or its subsidiaries that would be required to be described in the Final Prospectus or to be filed as exhibits to the



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          Registration Statement by the Act or by the Rules and Regulations that have not been accurately described in all material respects in the Final Prospectus or filed as exhibits to the Registration Statement.

          (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Final Prospectus under the caption "Capitalization" as of the date stated therein; all outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive right or other rights to purchase such shares, and the capital stock of the Company conforms in all material respects to the statements in relation thereto contained in the Final Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company); and the Firm Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, will be duly and validly issued and fully paid and nonassessable and no person has preemptive or other rights to purchase any of the Shares. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Firm Shares to the several Underwriters, except as may be required under the Act or under state or other securities or Blue Sky laws.

          (viii) The First American Warrants have been authorized, executed and delivered by an authorized representative of the Company and are valid and binding agreements on the part of the Company, enforceable in accordance with their terms; the performance of the First American Warrants and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which its properties or its subsidiaries' properties are bound, (ii) the Company's charter or By-laws, or (iii) any applicable statute, rule or regulation, or any order of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or over their properties, which defaults or violations, singly or in the aggregate, would have a material adverse effect on the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as may have been obtained by the Closing Date (as hereinafter defined) or such as may be required under the Act or under state or other securities or Blue Sky laws.


          (ix) The Warrant Shares are validly authorized and have been reserved for issuance and, when issued and delivered upon exercise of the First American Warrants in accordance with the terms thereof, will be validly issued, fully paid, and non-assessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive or other rights of shareholders; and the holders of the First American Warrants will receive good title to the securities purchased by them upon the exercise of the First American Warrants, free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, and voting trusts. The Warrant Shares



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          conform in all material respects to all statements relating thereto contained in the Registration Statement and the Final Prospectus.


          (x) Crowe Chizek & Company LLP, which has examined the consolidated financial statements of the Company as of December 31, 1998, and Deloitte & Touche LLP, which has examined the consolidated financial statement of the Company for the eleven months ended December 31, 1997, and the year ended January 31, 1997, together with the related schedules and notes (the "Audited Financial Statements") and whose reports appear as part of the Final Prospectus, are independent accountants within the meaning of the Act and the Rules and Regulations.


          (xi) The Audited Financial Statements and the six-month unaudited financial information forming part of the Registration Statement or Final Prospectus (collectively, the "Financial Statements"), fairly present the consolidated financial position, results of operations and cash flow of the Company at the respective dates and for the respective periods to which they apply; and the Audited Financial Statements and the unaudited financial information filed with the Commission as part of the Registration Statement and included as part of the Final Prospectus have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods shown, except as may otherwise be stated therein.


          (xii) Subsequent to the latest date of the Financial Statements there has not been (i) any material adverse change in the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, (ii) any transaction that is material to the Company and its subsidiaries taken as a whole, except transactions in the ordinary course of business, (iii) any obligation that is material to the Company and its subsidiaries taken as a whole, direct or contingent, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business, (iv) any change that is material to the Company and its subsidiaries taken as a whole in the capital stock or outstanding indebtedness of the Company, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, except for the two-for-one stock split declared March 30, 1999, with an effective date of March 31, 1999.


          (xiii) The Company or its subsidiaries have good and marketable title to all properties and assets described in the Final Prospectus as owned by it, free and clear of any liens, charges, encumbrances or restrictions other than as set forth in the Final Prospectus, such as are not material to the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole; the agreements to which the Company is a party described in the Final Prospectus are valid and enforceable in accordance with their terms by the Company, except as enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights and rules of law governing specific performance, injunctive relief and other equitable remedies and, to its knowledge, the other contracting party or parties thereto are not in breach or default under any of such agreements, except for such breaches or defaults which would not singly or in the aggregate, have a material adverse effect on the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole; and the Company has valid and enforceable leases for the properties described in the Final Prospectus as leased by it, except as enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights and rules of law governing specific performance, injunctive relief and other equitable remedies.

          (xiv) The Company has filed all necessary federal, state, local and foreign tax returns, as applicable and has paid all taxes as due unless such taxes are being contested in good faith and, to the Company's best knowledge, there is no tax deficiency that has been or might be asserted against the Company that would materially and adversely affect its business, properties, assets, rights, operations, condition (financial or otherwise) or prospects; all tax liabilities are adequately provided for on the books of the Company.


          (xv) The Company maintains insurance of the types and in the amounts required by law and reasonably necessary to operate its business including, but not limited to, insurance covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, general and product liability and all other risks customarily insured against, all of which insurance is in full force and effect.


          (xvi) The Company and each of the Subsidiaries has generally enjoyed a satisfactory employer-employee relationship with its employees and is in material compliance with all federal, state, local, and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours. To the Company's knowledge there are no pending investigations involving the Company or any of the Subsidiaries by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state, local, or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any strike, picketing boycott, dispute, slowdown or stoppage pending or to the Company's knowledge threatened against or involving the Company or any of the Subsidiaries, and none has ever occurred. No representation question exists respecting the employees of the Company or any of the Subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of the Subsidiaries. No grievance or arbitration proceedings is pending under any expired or existing collective bargaining agreements of the Company or any of the Subsidiaries. No labor dispute with the employees of the Company or any of the Subsidiaries exists, or is imminent.


          (xvii) The Company is familiar with the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future to continue to conduct, its affairs in such a manner as to ensure that it will not become an "investment company" within the meaning of the 1940 Act and such rules and regulations.


          (xviii) Except as disclosed in the Final Prospectus, neither the Company nor any of the Subsidiaries maintains, sponsors or contributes to any program or arrangement that is an "employee pension benefit plan," an "employee welfare benefit plan," or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plans"). Neither the Company nor any of the subsidiaries maintains or contributes, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA. No ERISA Plan (or any trust created thereunder) has engaged in a "prohibited transaction" within the meaning of Section 406 of ERISA of Section 4975 of the Code, which could subject the Company to any tax penalty on prohibited transactions and which has not adequately been corrected. Each ERISA Plan is in compliance with all reporting, disclosure and other requirements of the Code and ERISA as they relate to any such ERISA Plan. The Company has never completely or partially withdrawn from a "multiemployer plan."


          (xix) Neither the Company nor any of its employees, directors, stockholders, partners, or affiliates (within the meaning of the Rules and Regulations) of any of the foregoing has taken or will take, directly ro indirectly, any action designed to or which has constituted or which might be expected to cause or result in, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or otherwise.


          (xx) Except as disclosed in the Final Prospectus, none of the patents, patent applications, trademarks, service marks, service names, trade names and copyrights, and none of the licenses and rights to the foregoing presently owned or held by the Company or any of the Subsidiaries are in dispute, including without limitation, rights to the names "Washtenaw Mortgage Company" and "Pelican National Bank" or, to the Company's knowledge, are in any conflict with the right of any other person or entity. Except as disclosed in the Prospectus, the Company and each of the Subsidiaries (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, or to the Company's knowledge, defects or other restrictions or equities of any kind whatsoever, all patents, patent applications, trademarks, service marks, service names, trade names and copyrights, technology and licenses and rights with respect to the foregoing, used in the conduct of its business as now conducted or proposed with respect to the foregoing, without, to the Company's knowledge, infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing and (ii) is not obligated or under any liability whatsoever to make any payment by way or royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, patent application, trademark, service mark, service names, trade name, copyright, know-how, technology of its business or otherwise. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental or other proceeding, domestic or foreign, pending or to the Company's knowledge threatened against the Company or any of the Subsidiaries which challenges the exclusive rights of the Company or any of the Subsidiaries with respect to any trademarks, trade names, service marks, service names, copyrights, patents, patent applications or licenses or rights to the foregoing used in the conduct of its business, or which challenge the right of the Company or any of the Subsidiaries to use any technology presently used or contemplated to be used in the conduct of its business.


          (xxi) The Company and each of the Subsidiaries owns and has the right to use all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, technology, designs, processes, works of authorship, computer programs and technical data and information (collectively herein "intellectual property") that are material to the development, operation and sale of all products and services sold or proposed to be sold by the Company or any of the Subsidiaries, without violating any right, lien, or claim of others, including without limitation, former employers of its employees; provided, however, that the possibility exists that other persons or entities, completely independently of the Company, or its employees or agents, could have developed trade secrets or items of technical information similar or identical to those of the Company.

          Neither the Company nor any of the Subsidiaries is aware of any such development of similar or identical trade secrets or technical information by others.


          (xxii) Except as disclosed in the Final Prospectus, there are no outstanding (i) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (ii) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.


          (xxiii) Except and to the extent described in the Prospectus, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company or to require the Company to file a registration statement under the Act and no person or entity holds any anti-dilution rights with respect to any securities of the Company.


          (xxiv) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws, and the Company has taken all actions reasonably necessary for it to assure that such exemptions from registration would continue to be operative during all applicable periods of time required by law.


          (xxv) Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company or any of its Subsidiaries, any director, officer, agent, employee, Affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other payment unlawful under the laws of the United States or any foreign jurisdiction.

          (xxvi) Neither the Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to their respective lending activities, including, without limitation, rules and regulations of the Federal Housing Administration or the Office of the Comptroller of the Currency and applicable banking laws, rules and regulations, except for any such violation of law or regulation which would not have a material adverse effect on the business, prospects, properties, operations, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole or which is described in or contemplated by the Registration Statement and Final Prospectus.

          (xxvii) The minute books of the Company and each of the Subsidiaries have been made available to the Underwriters and contain a complete summary of all meetings and actions of the directors, stockholders, audit committee, compensation committee and any other committee of the Board of Directors of the Company and each of the Subsidiaries, respectively, since January 1, 1994 or such later date on which the Company or any Subsidiary was formed, and reflects all transactions referred to in such minutes accurately in all material respects.

          (xxviii) The Company and each of its Subsidiaries makes and keeps accurate books and records reflecting its assets and maintains internal accounting controls that provide reasonable assurance that
          (i) transactions are executed in accordance with management's authorization, (ii) transactions are recorded as necessary to permit preparation of the Company's financial statements in accordance with generally accepted accounting principles and to maintain accountability for the assets of the Company, (iii) access to the assets of the Company is permitted only in accordance with management's authorization, and (iv) the recorded accountability for assets of the Company is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (xxix) Except for the shares of capital stock of each of the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation owned by the Company and its Subsidiaries, neither the Company nor its Subsidiaries own any shares of stock or any other equity securities of any corporation nor has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Final Prospectus.

          (xxx) The Company has filed a registration statement pursuant to
          Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to register the Common Stock.

          (xxxi) The Shares have been duly authorized for listing on the NASDAQ NMS, subject to official notice of issuance.

          (xxxii) None of the Company, any Subsidiary or, to the knowledge of the Company, any officer or director purporting to act exclusively on behalf of the Company or any Subsidiary has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law; (ii) made any payment to any federal, state, local or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law; (iii) made any payment in violation of law outside the ordinary course of business to any purchasing or selling agent or person charged with similar duties of any entity to which the Company or any Subsidiary sells or from which the Company or any Subsidiary buys products for the purpose of influencing such agent or person to buy products from or sell products to the Company or any Subsidiary; or (iv) engaged in any material transaction, maintained any material bank account or used any material corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and its Subsidiaries, taken as a whole, and except for any of the foregoing, the occurrence of which would not be reasonably likely to result in a material adverse effect or the Company as a whole.

          (xxxiii) The Company and its Subsidiaries are in compliance with Florida blue sky law relating to disclosure of issuers doing business with Cuba. Neither the Company nor any of its Subsidiaries is presently doing business with the government of Cuba or with any person or affiliate located in Cuba and will notify the Florida Department of Banking and Finance, Division of Securities and Investor Protection, if the Company or any such Subsidiary commences doing business with the government of Cuba or any person or affiliate located in Cuba.

          (xxxiv) The Company and its Subsidiaries are not in default in any of the restrictive covenants set forth in the Warehouse Credit Facility between Washtenaw Mortgage Company and National City Bank of Kentucky (the "Credit Facility") including, among others, that the Company and its Subsidiaries maintain certain minimum net worth levels and a minimum debt to net worth ratio as defined in the Credit Facility.

          (xxxv) The description of the secondary market activities effected by the Company and its Subsidiaries, as contained in the Registration Statement and the Final Prospectus, is true and complete in all material respects and to the Company's knowledge, no event or series of events has occurred that would result in any of the securities issued in connection with any of such secondary market activities being downgraded or placed on a watch list with negative implications by any rating agency or similar organization, or that would impair the Company's or its Subsidiaries' ability to consummate future secondary market activities upon economic terms consistent with past secondary market activities or otherwise cause the Company and its Subsidiaries to suffer any material adverse change with respect to any past or future secondary market activities (other than any such event or series of events described in the Final Prospectus).

          (xxxvi) The description of whole loan sales effected by the Company and its Subsidiaries, as contained in the Registration Statement and the Final Prospectus, is true and complete in all material respects and to the Company's knowledge no event or series of events has occurred that would result in any of the securities issued in securitizations using such loans being downgraded or placed on a watch list with negative implications by any rating agency or similar organization, or that would impair the Company's or its Subsidiaries' ability to consummate future whole loan sales or to securitize such loans itself upon economic terms consistent with past whole loan sales and securitizations of such loans or otherwise cause the Company and its Subsidiaries to suffer any material adverse change with respect to any past or future whole loan sale or securitization (other than any such event or series of events described in the Final Prospectus).

          (xxxvii) Except as disclosed in the Final Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

          (xxxviii) Neither the Company nor any affiliate of the Company has incurred any liability for a fee, commission or other compensation on account of the employment or engagement of a broker or finder in connection with the transactions contemplated by this Agreement not disclosed in the Registration Statement and Final Prospectus, other than as contemplated herein.

          (xxxix) There are no business relationships or related-party transactions involving the Company or any Subsidiary or any other person required to be described in the Final Prospectus which have not been described as required.

     b. The Selling Shareholder represents and warrants to, and agrees with, each Underwriter that:

          (i) Such Selling Shareholder has provided the Underwriters with a written agreement (a "Lock-up Letter") that for a period of 180 days from the date of the Final Prospectus, other than the Optional Shares, he will not, without the prior written consent of First American, on behalf of the Underwriters, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise dispose of (or announce any offer, pledge, sale, grant of an option to purchase or other disposition), directly or indirectly, any shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock.

          (ii) Such Selling Shareholder has full right, power and authority to enter into the Lock-up Letter and this Agreement, the Power of Attorney and the Custody Agreement in the forms heretofore furnished to you (the "Power of Attorney and the Custody Agreement") and on the date hereof such Selling Shareholder has and, at the time of delivery of the Optional Shares to the Underwriters hereunder, such Selling Shareholder will have full right, power and authority to sell and deliver the Optional Shares to be sold by such Selling Shareholder to the Underwriters, and at the date hereof such Selling Shareholder is, and at the time of delivery of the Optional Shares to the Underwriters such Selling Shareholder will be, the lawful owner of and has and will have marketable title to the Optional Shares to be sold by such Selling Shareholder free and clear of any claims, liens, encumbrances or security interests. Further, delivery of the Optional Shares to be sold by such Selling Shareholder pursuant to this Agreement will pass title to such shares free and clear of any security interests, claims, liens, equities and other encumbrances.

          (iii) The performance of the Lock-up Letter, this Agreement, the Power of Attorney and the Custody Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of, or default under, any agreement, indenture or other instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, or any law, rule, administrative regulation or court decree. The Lock-up Letter, this Agreement, the Power of Attorney and the Custody Agreement have been validly authorized, executed and delivered by such Selling Shareholder and each constitutes a legal, valid and binding obligation of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms.

          (iv) No consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the sale of the Shares to be sold by such Selling Shareholder or the consummation of the transactions contemplated by the Lock-up Letter, this Agreement, the Power of Attorney or the Custody Agreement, except the registration of Shares under the Act (which, if the Registration Statement is not effective as of the time of execution hereof, shall be obtained as provided in this Agreement) and such as may be required under state securities or blue sky laws in connection with the offer, sale and distribution of such Shares by the Underwriters.

          (v) When the Registration Statement becomes effective and at all times subsequent thereto, the Registration Statement, any post-effective amendment thereto and the Final Prospectus as amended and supplemented, did not and will not contain any untrue statement of a material fact regarding such Selling Shareholder or omit to state a material fact regarding such Selling Shareholder required to be stated therein or necessary in order to make the statements therein not misleading, and such Selling Shareholder is, and shall be, unaware of any untrue statement of a material fact in such documents or the omission from such documents of any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (vi) Certificates in negotiable form representing all of the Optional Shares to be sold by such Selling Shareholder have been placed in custody under the Power of Attorney and the Custody Agreement duly executed and delivered by such Selling Shareholder to and appointing, American Stock Transfer and Trust Company, as custodian (the "Custodian"), with authority to deliver and receive payment for the Optional Shares to be sold by such Selling Shareholder hereunder, and appointing ____________________ and _______________________, or either of them, as the Selling Shareholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute and delivery this Agreement and any other documents necessary or desirable in connection with the transactions contemplated hereby on behalf of such Selling Shareholder, and otherwise to act on behalf of such Selling Shareholder and take all actions that may be necessary or desirable in connection with the transactions contemplated by this Agreement, the Power of Attorney and the Custody Agreement.

          (vii) The Optional Shares represented by the certificates held in custody for such Selling Shareholder under the Power of Attorney and the Custody Agreement are subject to the interests of the Underwriters hereunder, and the arrangements made by such Selling Shareholder for such custody, as well as the appointment by such Selling Shareholder of the Attorney-in-Fact, are, to that extent, irrevocable. The Selling Shareholder specifically agrees that the obligations of the Selling Shareholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Shareholder or by the occurrence of any other event. If the Selling Shareholder should die or become incapacitated, or if any other similar event should occur before the delivery of the Optional Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Shareholder in accordance with the terms and conditions of this Agreement and of the Power of Attorney and the Custody Agreement, and the actions taken by the Attorney-in-Fact pursuant to the Power of Attorney and the Custody Agreement shall be as valid as if such death, incapacity or other event had not occurred, whether or not the Custodian or the Attorney-in-Fact shall have received notice of such death, incapacity or other event.

          (viii) In order to document the Underwriters' compliance with the reporting withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or on the Optional Closing Date (as hereinafter defined), a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

2. PURCHASE AND SALE OF SHARES AND FIRST AMERICAN WARRANTS. Subject to the terms and conditions herein set forth, (i) the Company agrees to sell to the Underwriters that number of Firm Shares set forth opposite the name of the Company in Schedule II annexed hereto, and (ii) each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule I annexed hereto.

     The Selling Shareholder hereby grants to the Underwriters the right to purchase at their election in whole or in part up to 180,000 Optional Shares at the purchase price per share set forth in clause (i) in the paragraph above for the sole purpose of covering over-allotments in the sale of Firm Shares. If the option granted hereby is exercised in whole or in part, then the respective number of Optional Shares to be purchased by each of the Underwriters shall be determined by multiplying the total number of Optional Shares as to which such election shall have been exercised by the Underwriters by a fraction, the numerator of which is the maximum number of Optional Shares such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in
Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all Underwriters are entitled to purchase hereunder (with the resulting number to be adjusted by the Underwriters so as to eliminate fractional shares). Any such election to purchase Optional Shares may be exercised by written notice from the Underwriters to the Selling Shareholder, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Underwriters but in no event earlier than the First Time of Delivery or, unless the Underwriters and the Company otherwise agree, to furnish or cause to be furnished to the Underwriters the certificates, letters and opinions, and to satisfy all conditions, set forth in Section 6 hereof at the Subsequent Time of Delivery.

     After the Registration Statement becomes effective, the several Underwriters intend to offer the Shares to the public as set forth in the Prospectus.

     The Company also agrees to issue and sell to First American (individually and not as a representative of the several Underwriters) and/or its designees on the Closing Date the First American Warrants to purchase the Warrant Shares for an aggregate purchase price of $1.00.


     Delivery and payment for the First American Warrants shall be made on the Closing Date. The Company shall deliver to First American upon payment therefor, certificates representing the First American Warrants in the name or names and in such authorized denominations as First American may request. The First American Warrants shall be exercisable for a period of four years commencing one year from the date on which the Registration Statement was declared effective under the Securities Act at an initial exercise price per Warrant Share equal to $___________.


     3. DELIVERY OF SHARES; CLOSING. Certificates in definitive form for the Shares to be purchased by each Underwriter hereunder, and in such denominations and registered in such names as First American may request upon at least 48 hours prior notice to the Company, shall be delivered by or on behalf of the Company to the Underwriters for the account of such Underwriter, against payment by such Underwriter on its behalf as provided herein. Payment shall be made with respect to the purchase price for the Firm Shares, to the Company, by wire transfer or official bank check or checks payable to the order of the Company, in next day available funds against delivery of the certificates for the Firm Shares. The closing of the sale and purchase of the Shares shall be held at the offices of The First American Investment Banking Corporation, 601 South Harbour Island Boulevard, Suite 200, Tampa, Florida 33602 (the "Representative's Office"), or at such location in Tampa, Florida as the Representatives may designate, except that physical delivery of certificates for the Shares shall be made at the direction of the Underwriters either at the Representative's Office or at the office of ________________, ___________________ (the "_________
Office"), or shall be made to The Depository Trust Company ("DTC"), 55 Water Street, New York, New York 10041, for the account of the Underwriters or for such other accounts as the Underwriters shall specify to DTC. The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 10:00 a.m., Eastern time, on the third full business day after this Agreement is executed or at such other time and date as the Underwriters and the Company may agree upon in writing , and, with respect to the Optional Shares, 10:00 a.m., Eastern time, on the date specified by the Underwriters in the written notice given by the Underwriters of the Underwriters' election to purchase all or part of such Optional Shares, or at such other time and date as the Underwriters, and the Attorney-in-Fact, pursuant to the Power of Attorney and Custody Agreement with the Selling Shareholder, on behalf of the Selling Shareholder, may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," and such time and date for delivery of any Optional Shares, if not the First Time of Delivery, is herein called a "Subsequent Time of Delivery," and each such time and date for delivery of any Optional Shares, if not the First Time of Delivery, is herein called a "Subsequent Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery." The Company will make certificates for the Shares available for checking and packaging at least 24 hours prior to each Time of Delivery at the ___________ Office or the office of DTC in New York, New York or at such other location in New York, New York specified by the Underwriters in writing at least 48 hours prior to such Time of Delivery.

4.   COVENANTS.

     a.   The Company covenants and agrees with the several Underwriters that:

          (i) The Company will use its best efforts to cause the Registration Statement and any amendment thereto, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule 430A of the Rules and Regulations, or the filing of the Final Prospectus is otherwise required under Rule 424(b) of the Rules and Regulations, the Company will file the Final Prospectus, properly completed, pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations within the time period prescribed and will provide evidence satisfactory to you of such timely filing; the Company will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any amendment or supplement to the Final Prospectus has been filed.

          (ii) The Company will notify you promptly of any request by the Commission to amend or supplement the Registration Statement or Final Prospectus or for additional information; promptly upon your request, the Company will prepare and file with the Commission amendments or supplements to the Registration Statement or Final Prospectus which, in the reasonable opinion of, Schifino & Fleischer, P.A., counsel for the several Underwriters, may be necessary or advisable in connection with the distribution of Shares by the Underwriters; the Company will fully and completely comply with the provisions of Rule 430A of the Rules and Regulations with respect to information omitted from the Registration Statement in reliance upon such Rule; the Company will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendment or supplement to the Registration Statement or Final Prospectus that may be necessary to correct any statements or omissions if, at any time a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Final Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; in case any Underwriter is required to deliver a prospectus within the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the

          Shares, the Company will prepare promptly upon request of such Underwriters, at the expense of the Company, such amendment or amendments to the Registration Statement and the Final Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act, and it will file no amendment or supplement to the Registration Statement or the Final Prospectus that shall not previously have been submitted to you a reasonable time prior to the proposed filing thereof or to which you shall reasonably object in writing, subject, however, to compliance with the Act and the Rules and Regulations thereunder and the provisions of this Agreement.

          (iii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registrations Statement or of the initiation or threat of any proceeding for that purpose; and the Company shall promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such a stop order should be issued.

          (iv) The Company will use its best efforts to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to make any undertaking with respect to the conduct of its business. In each jurisdiction in which the shares have qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonable required by the laws of such jurisdiction.

          (v) The Company has furnished to you all Registration Statements filed with the Commission prior to the date hereof and will furnish to you, as soon as available, three copies of the Registration Statement (including all exhibits), each Preliminary Prospectus or the Final Prospectus and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request.

          (vi) The Company will make generally available to its security holders as soon as practicable, but in any event not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the "effective date of the Registration Statement" (as defined in Rule 158(c) of the Rules and Regulations), an earnings statement (which will be in reasonable detail but need not be audited) complying with the provisions of Section 11(a) of the Act and covering a twelve-month period beginning after the effective date of the Registration Statement.

          (vii) During a period of five years after the date hereof if required by law or the applicable rules of the Commission, any securities exchange or the National Association of Securities Dealers Inc. (the "NASD"), the Company will furnish to its stockholders, as soon as practicable after the end of each respective period, annual reports (including financial statements audited by independent public accountants) and unaudited quarterly reports of operations for each of the first three quarters of the fiscal year, and will furnish to you and the other several Underwriters hereunder, upon request, (i) concurrently, if required (when available if not), with furnishing such reports to its stockholders, statements of operations of the Company for each of the first three quarters in the form furnished to the Company's stockholders; (ii) concurrently with furnishing to its stockholders, an annual report; (iii) as soon as they are available, copies of all other reports (financial or other) mailed to the Company's Stockholders; (iv) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission, any securities exchange or the NASD; (v) every material press release in respect of the Company or its affairs which was released or prepared by the Company; and (vi) any additional information of a public nature concerning the Company or its business that you may reasonably request. During such five-year period, if the Company shall have active Subsidiaries, the foregoing financial statements shall be on a consolidated basis to the extent that the accounts of the Company and its Subsidiaries are consolidated, and shall be accompanied by similar financial statements for any significant Subsidiaries that is not so consolidated.

          (viii) The Company shall not, during the 180 days following the date on which the Shares are first released by you for sale to the public, except with the prior written consent of First American, offer for sale, sell, distribute or otherwise dispose of any shares of Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock (other than the grant of options pursuant to option plans existing on the date hereof or the issuance Common Stock upon exercise of outstanding options or Warrants), or any securities convertible or exchangeable into Common Stock, except for securities issued in connection with an acquisition.

          (ix) The Company will apply the net proceeds from the sale of the Shares being sold by it in the manner set forth under the caption "Use of Proceeds" in the Final Prospectus.

          (x) Until expiration of the First American Warrants, the Company will keep reserved sufficient shares of Common Stock for issuance upon exercise of the First American Warrants.

     b. The Selling Shareholder covenants and agrees with the several Underwriters that:

          (i) Such Selling Shareholder will not (i) take, directly or indirectly, prior to the termination of the underwriting syndicate contemplated by this Agreement, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of, the Shares or (iii) pay to or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company.

          (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, the Selling Shareholder agrees to deliver to the Underwriters prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

5.   EXPENSES.

     a. The Company will pay and bear all costs and expenses in connection with (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), Preliminary Prospectuses, Final Prospectus and any amendments or supplements thereto; (ii) the printing of this Agreement, the Blue Sky Memoranda and any instruments related to any of the foregoing, issuance and delivery of the Shares hereunder to the several Underwriters, including taxes and the cost of all stock certificates representing the Shares; fees and charges of the Transfer Agent; fees and disbursements of counsel for the Company and Selling Shareholder; (iii) all fees and other charges of the Company's independent public accountants; (iv) the cost of furnishing to the several Underwriters copies of the Registration Statement (including appropriate exhibits), Preliminary Prospectuses, Final Prospectus and any amendments or supplements to any of the foregoing; (v) NASD filing fees and the cost of qualifying the Shares under the laws of the jurisdictions as you may reasonably designate; (vi) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with marketing the offering of the Shares, including, without limitation, travel and lodging expenses of the Representatives and officers of the Company (limited with respect to the Representatives to the extent set forth in subparagraph 5(b) below); and (vii) other expenses directly incurred by the Company in connection with the performance of its obligations hereunder.

     b. If the transactions contemplated hereby are not consummated by reason of any refusal or inability on the part of the Company or Selling Shareholder, to perform any agreement on their respective parts to be performed hereunder or to fulfill any condition of the Underwriters' obligations hereunder, of if the Company shall terminate the Agreement under Section 10(a) hereof, the Company will reimburse the several Underwriters for all reasonable out-of-pocket expenses (including any and all reasonable fees and disbursements of Underwriters' Counsel) up to $75,000 incurred by the Underwriters in preparing to market or marketing the Shares.

6.   CONDITIONS OF UNDERWRITERS' OBLIGATIONS

     The obligations of the several Underwriters to purchase and pay for the Shares as provided herein, shall be subject to the material accuracy, as of the date hereof and the Closing Date and any later date on which Optional Shares are to be purchased, as the case may be, of the representations and warranties of the Company and Selling Shareholder herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

     a. The Registration Statement shall have become effective; if the filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b) of the Rules and Regulations, the Final Prospectus shall have been filed in the manner and within the time period required by Rule 424(b) of the Rules and Regulations; and no stop order suspending the effectiveness thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Final Prospectus or otherwise) shall have been complied with to the satisfaction of Underwriters' Counsel.

     b. All corporate proceedings and other legal matters in connection with this Agreement, the form of Registration Statement, all Preliminary Prospectuses, the Final Prospectus, and the registration, authorization, issue, sale and delivery of the Shares shall have been satisfactory to Underwriters' Counsel and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this subsection.

     c. You shall have received on the Closing Date and any later date on which Option Shares are purchased, as the case may be, the following opinions of opinions, certificates and letters, dated the Closing Date or such later date, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the
     Underwriters:

          (i) the opinion of Manatt, Phelps & Phillips, LLP, counsel for the Company to the effect that:

               (a) Each of the Company and its Subsidiaries is a corporation validly existing and in good standing under the corporate laws of its jurisdiction of organization;

               (b) Each of the Company and its Subsidiaries have the corporate power and corporate authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Final Prospectus and each of the Company and its Subsidiaries are qualified to do business as a foreign corporation in good standing in all jurisdictions, if any, where the ownership or leasing of properties or the conduct of its business requires such qualification, except where a failure to qualify would not have a material adverse effect upon the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole.

               (c) The authorized, issued and outstanding capital stock of the Company is as set forth in the Final Prospectus under the caption "Capitalization" as of the date stated therein; and the issued and outstanding shares of capital stock of the Company have been legally issued, are fully-paid and non-assessable, and were not issued in violation of any preemptive right or, to such counsel's knowledge, other rights to purchase such shares;

               (d) The Shares are validly authorized, and when issued, paid for and delivered in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights to shareholders;

               (e) The Company has filed all documents and has satisfied all conditions that the staff of The NASDAQ NMS has advised the Company are required to be filed or satisfied by the Company in connection with the listing of the Common Stock on The NASDAQ NMS;


               (f) The specimen stock certificate of the Company filed as an exhibit to the Registration Statement is in due and proper form to evidence shares of Common Stock, has been duly authorized and approved by the Board of Directors of the Company and complies with all legal requirements applicable under the Delaware General Corporation Law; and the description of the Company's stock option and other stock plans or arrangements, and the options or other rights granted and executed thereunder, as set forth in the Final Prospectus accurately and firmly present the information required to be shown with respect to such plans, arrangements, options and rights.


               (g) All of the issued shares of capital stock of each Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and nonassessable. The Company owns one hundred percent (100%) of the issued and outstanding capital stock of (i) Wastenaw Mortgage Company, a Michigan corporation and (ii) Pelican National Bank, a national bank;


               (i) The First American Warrants have been duly authorized by all necessary corporate action on the part of the Company and duly executed and delivered by an authorized representative of the Company and, assuming due authorization, execution and delivery by you, are a valid and binding agreement of the Company enforceable against the Company in accordance with their terms, except insofar as the enforceability of indemnification and contribution provisions may be limited by applicable law or equitable principles, and except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and rules of law governing performance, injunctive relief and other equitable remedies;


               (j) To such counsel's knowledge, the performance of The First American Warrants and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which its properties are bound and which breach or violation would have a material adverse effect upon the condition, financial or otherwise, of the Company; the Company's Certificate of Incorporation or By-laws; or, any statute, rule or regulation or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or over any of its properties or operations;


               (k) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the consummation of the transactions contemplated in the First American Warrants except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and sale of the First American Warrants;


               (l) The Warrant Shares are validly authorized, and when issued, paid for and delivered in accordance with the provisions of the First American Warrants, will be validly issued, fully paid and non-assessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights to shareholders;


               (m) The Registration Statement has become effective under the Act and, to counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or contemplated under the Act; any required filing of the Final Prospectus and any supplement thereto pursuant to Rule 424(b) of the Rules and Regulations have been made in the manner and within the time period required by such Rule 424(b);

               (n) The Registration Statement and the Final Prospectus, and each amendment or supplement thereto (other than the financial statements, financial data and supplemental schedules included therein, as to which such counsel need express no opinion), complies as to form in all material respects with the requirements of the Act and the applicable Rules and Regulations;


               (o) The terms and provisions of the capital stock of the Company conform in all material respects to the description thereof contained in the Registration Statement and the Final Prospectus, and the information in the Final Prospectus under the caption "Description of Capital Stock."


               (p) To such counsel's knowledge, the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument to which the Company is a party or by which its properties are bound and which breach or violation would have a material adverse effect upon the condition, financial or otherwise, of the Company; the Company's Certificate of Incorporation or By-laws; or, any statute, rule or regulation or, to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over the Company or over any of its properties or operations;


               (q) No authorization, approval or consent of any governmental authority or agency is necessary in connection with the consummation of the transactions herein contemplated except such as have been obtained under the Act or such as may be required under state or other securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;


               (r) To such counsel's knowledge, there are no legal or governmental proceedings pending or threatened of a character that are required to be disclosed in the Registration Statement, by the Act or the applicable Rules and Regulations;


               (s) To such counsel's knowledge, the Company is not presently in breach of, or in default under any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness or any other agreement or instrument which would have a material adverse effect on the Company's financial condition or to which the Company is a party or by which any of its properties is bound;


               (t) To such counsel's knowledge, except as described in the Prospectus, no person, corporation, trust, partnership, association or other entity has the right to include and/or register any securities of the Company in the Registration Statement, require the Company to file any registration statement or, if filed, to include any security in such registration statement;


               (u) The descriptions of whole loan sales effected by the Company, as contained in the Registration Statement and the Final Prospectus, are true and complete in all material respects and no event or series of events has occurred that would result in any of the securities issued in securitizations using such loans being downgraded or placed on a watch list with negative implications by any rating agency or similar organization, or that would impair the Company's or its Subsidiaries' ability to consummate future whole loan sales or to securitize such loans itself upon economic terms consistent with past whole loan sales and securitizations of such loans or otherwise cause the Company and its Subsidiaries to suffer any material adverse change with respect to any past or future whole loan sale or securitization (other than any such event or series of events described in the Final Prospectus).


               (v) To such counsel's knowledge, the description of the secondary market activities effected by the Company, as set forth in the Registration Statement and the Final Prospectus, is true and complete in all material respects and to such counsel's knowledge, no event or series of events has occurred that would result in any of the securities issued in connection with any of such secondary market activities being downgraded or placed on a watch list with negative implications by any rating agency or similar organization, or that would impair the Company's or its Subsidiaries' ability to consummate future secondary market activities upon economic terms consistent with past secondary market activities or otherwise cause the Company and its Subsidiaries to suffer any material adverse effect with respect to any past or future secondary market activities (other than any such event or series of events described in the Final Prospectus).


               (w) No Default or Event of Default (as defined in the Credit Facility) has occurred and, to such counsel's knowledge, there is no event which, with the giving of notice or the passage of time or both, would give rise to such an event.


               (x) The Company is not, after receiving the proceeds from the sale of the Company Shares, an "investment company" within the meaning of the 1940 Act.


               (y) The statements in the Prospectus under the captions entitled "BUSINESS," "REGULATION," "MANAGEMENT," "DESCRIPTION OF CAPITAL STOCK," "RESTRICTIONS ON ACQUISITION OF THE COMPANY," and "SELLING STOCKHOLDER" have been reviewed by such counsel, and insofar as they refer to statements of law, descriptions of statutes, licenses, rules or regulations or legal conclusions, are correct in all material respects;


               (z) Based upon the description of the Company's business in the Final Prospectus, each of the Company and its Subsidiaries hold all material licenses, certificates, permits and approvals from all state, Federal and other regulatory authorities that are required for the Company to lawfully own, lease and operate its properties and conduct its business as described in the Final Prospectus, and to such counsel's knowledge, each of the Company and its Subsidiaries are conducting its business in compliance with all of the material laws, rules and regulations of each jurisdiction in which it conducts its business.


               (aa) To such counsel's knowledge, there are no agreements, contracts or other documents required by the Act to be described in the Registration

               Statement and the Final Prospectus and filed as exhibits to the Registration Statement other than those described in the Registration Statement (or required to be filed under the Exchange Act if upon such filing they would be incorporated, in whole or in part, by reference therein) and to such counsel's knowledge the exhibits which have been filed are correct copies of the documents of which they purport to be copies.


               (bb) Except as described in the Final Prospectus, to such counsel's knowledge, the Company does not (i) maintain, sponsor or contribute to any ERISA Plans, (ii) maintain or contribute, now or at any time previously, to a defined benefit plan, as defined in Section 3(35) of ERISA, and (iii) has never completely or partially withdrawn from a "multiemployer plan."

     In rendering such opinions, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance satisfactory to Underwriters' Counsel) of other counsel acceptable to Underwriters' Counsel, familiar with the applicable laws; (ii) as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Underwriters' Counsel if requested. The opinion of such counsel for the Company shall state that the opinion of any such other counsel is in form satisfactory to such counsel and that the Representatives and they are justified in relying thereon. Such opinion shall also state that the Underwriters' Counsel is entitled to rely thereon.

     In addition, such counsel shall provide a letter addressed to the Underwriters stating that although such counsel has not verified the accuracy or completeness of the statements contained in the Registration Statement or the Final Prospectus, nothing has come to the attention of such counsel that caused such counsel to believe that, (a) at the time the Registration Statement became effective, the Registration Statement (except as to financial statements, financial data and supporting schedules contained therein, which need not be addressed by such counsel) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) at the Closing Date or any later date on which the Optional Shares are to be purchased, as the case may be, the Registration Statement or the Final Prospectus (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (ii) The counsel for the Selling Shareholder shall have furnished to you their written opinion with respect to the Selling Shareholder for whom they are acting as counsel, dated the Closing Date, in form substance satisfactory to you, to the effect that:

               (a) This Agreement has been duly executed and delivered by such Selling Shareholder.

               (b) A Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.

               (c) The performance of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions, or constitute a default under, any indenture mortgage, deed of trust, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, or any lease, contract or other agreement or instrument known to such counsel to which the Selling Shareholder is a party or by which its properties are bound or to such counsel's knowledge, any order, writ or decree of any court or governmental agency or body having jurisdiction over Selling Shareholder or over any of his properties;

               (d) The Underwriters are acquiring the Optional Shares free of any adverse claim (except for any restrictions on transfer that may be imposed by law pursuant to federal or state securities laws and except for claims created by or through the Underwriters). The Selling Shareholder has the full right, power and authority to sell, assign, transfer and deliver the Optional Shares.

          In rendering these opinions, such counsel may rely upon a certificate of the Selling Shareholder as to matters of fact. The opinions rendered by such counsel may contain normal assumptions, qualifications and limitations with respect to the matters set forth therein.

          (iii) You shall have received from Underwriters' Counsel an opinion or opinions, dated the Closing Date, in form and substances satisfactory to you, with respect to the sufficiency of all such corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as it may have requested for the purpose of enabling it to pass upon such matters.

          (iv) At the time this Agreement is executed, the Underwriters shall have received a letter, dated such date, addressed to the Underwriters in form and substance satisfactory in all respects to the Underwriters and the Underwriters' Counsel, from Crowe Chizek & Company, LLP;

               (a) confirming that they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable Rules and Regulations;

               (b) stating that it is their opinion that the financial statements and supporting schedules of the Company included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations thereunder and that the Representatives may rely upon the opinion of Crowe Chizek & Company, LLP with respect to such financial statements and supporting schedules included in the Registration Statement;

               (c) stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company, a reading of the latest available minutes of the stockholders and board of directors and the various committees of the boards of directors of the Company, consultations with officers and other employees of the Company responsible for financial and accounting matters, nothing has come to their attention which would lead them to believe that (i) the pro forma financial information contained in the Registration Statement and Prospectus does not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or is not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements of the Company, (ii) the unaudited financial statements and supporting schedules of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, or (iii) at a specified date not more than five (5) days prior to the effective date of the Registration Statement, or the most recent month end, there has been any change in the capital stock of the Company, any change in the long-term debt of the Company or any decrease in the stockholders' equity of the Company or any decrease in the net current assets or net assets of the Company as compared with amounts shown in the June 30, 1999 balance sheet included in the Registration Statement other than as set forth in or contemplated by the Registration Statement, or the most recent month ended, or, if there was any change or decrease, setting forth the amount of such change or decrease, and (iv) during the period from June 30, 1999 to a specified date not more than five (5) days prior to the effective date of the Registration Statement, there was any decrease in net revenues or net earnings of the Company or decrease in net earnings per common share of the Company, in each case as compared with the corresponding period beginning March 31, 1998, other than as set forth in or contemplated by the Registration Statement, or, if there was any such decrease, setting forth the amount of such decrease;

               (d) setting forth, at a date not later than five (5) days prior to the date of the Registration Statement, or the most recent month ended, the amount of liabilities of the Company (including a break-down of non-interest bearing and interest bearing deposits, warehouse line of credit, notes payable and repurchase agreement);

               (e) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

               (f) statements as to such other matters incident to the transaction contemplated hereby as the Representative may request.

          (v) At the Time of Delivery, if any, the Underwriters shall have received from Crowe Chizek & Company, LLP a letter, dated as of the Time of Delivery, as the case may be, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection
          (iv) of this Section hereof except that the specified date referred to shall be a date not more than five days prior to the respective Times of Delivery, if any, and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in clause (iv) of subsection (i) of this Section with respect to certain amounts, percentages and financial information as specified by the Representatives and deemed to be a part of the Registration Statement pursuant to Rule 430A(b) and have found such amounts, percentages and financial information to be in agreement with the records specified in such clause (iv).

          (vi) You shall have received on the Closing Date and on any later date on which Optional Shares are purchased, as the case may be, a certificate of the Company, dated the Closing Date or such later date, signed by the President and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

               (a) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date or any later date on which Optional Shares are to be purchased; and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or any later date on which Optional Shares are to be purchased;

               (b) To the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or threatened under the Act;

               (c) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Final Prospectus and any amendments or supplements thereto contained all statements and information required to be included therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and neither the Registration Statement nor the Final Prospectus nor any amendment or supplement thereto included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statement therein not misleading and, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus that has not been so set forth;

               (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, and except as contemplated in the Final Prospectus, the Company has not incurred any direct or contingent liabilities or obligations material to the Company not in the ordinary course of business, or entered into any transactions material to the Company not in the ordinary course of business, and there has not been any change in the capital stock or outstanding indebtedness of the Company material to, or any material adverse change in, the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole; and

               (e) Subsequent to the respective dates as of which information is given in the Registration Statement and the Final Prospectus, the Company has not sustained any material loss of or damages to its properties, whether or not insured.

        (vii) You shall have received on the date on which Optional Shares are purchased, a certificate, dated such date, signed by or on behalf of Selling Shareholder, to the effect that the representations and warranties of such Selling Shareholder in this Agreement are materially correct on and as of the date of this Agreement and on and as of such date, as if made on and as of such date, and that such Selling Shareholder complied with all of the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

        (viii) The Company shall have furnished to you such further certificates and documents as you shall reasonably request (including certificates of officers of the Company) as to the accuracy of the representations and warranties of the Company herein, as to the performance by the Company of their respective obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory to Underwriters' Counsel. The Company will furnish you with such number of conformed copies of such opinions, certificates, letters and documents as you shall reasonably request.

    d. The shares have been approved for trading upon notice of issuance on The NASDAQ NMS.

    e. The Lockup Letter shall have been delivered to the Underwriters and the Company shall have noted the restrictions contained in such Lockup Letters on the books and records of the Company relating to stock transfers and on any certificates representing shares of Common Stock held by such person.

7.  INDEMNIFICATION AND CONTRIBUTION.

    a. The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement made by the Company in Section 1(a) of this Agreement; (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus, Final Prospectus or any amendment or supplement thereto, or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an "Application"); or (iii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus, Final Prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any Amendment thereto, any Preliminary Prospectus, Final Prospectus or any amendment or supplement thereto or any Application, in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein. The obligations of the Company to indemnify the Underwriters (and any controlling person of each Underwriter) pursuant to this Agreement is subject to the condition that, insofar as such indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting such losses, liabilities, claims, damages or expenses purchased the Shares in the Offering, if (i) such Underwriter failed to deliver a copy of the Final Prospectus to such person at or prior to the time delivery is required by the Act, unless such failure was due to the failure by the Company to provide copies of the Final Prospectus to such Underwriter; and
     (ii) the delivery of such Final Prospectus to such person would have constituted a complete defense to the losses, claims, damages, liabilities or expenses asserted by such person. The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability that arises out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

     b. The Selling Shareholder agrees to indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities, joint or several, to which the Company or such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement made by such Selling Shareholder in Section 1(b) of this Agreement; or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus the Final Prospectus or any amendment or supplement thereto, or any Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided such missing or untrue information was included in reliance upon or conformity with written information furnished to the Company by the Selling Shareholder expressly for use therein. The Selling Shareholder agrees to reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that such Selling Shareholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or any amendment thereto, any Preliminary Prospectus the Final Prospectus or any amendment or supplement thereto or any Application, in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein. The obligations of the Selling Shareholder to indemnify the Underwriters (or any controlling person of such Underwriter) pursuant to this indemnity agreement is subject to the condition that, insofar as such losses, claims, damages, liabilities or expenses relate to any such untrue statement, alleged untrue statement, omission or alleged omission made in a Preliminary Prospectus that is corrected in the Final Prospectus, such indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting such losses, liabilities, claims, damages or expenses purchased the Shares in the Offering, if (i) such Underwriter failed to deliver a copy of the Final Prospectus to such person at or prior to the time delivery of such Final Prospectus is required by the Act, unless such failure was due to the failure by the Company to provide copies of the Prospectus to such Underwriter; and (ii) the delivery of such Final Prospectus to such person would have constituted a complete defense to the losses, claims, damages, liabilities or expenses asserted by such person. The Selling Shareholder will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not such Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof). Notwithstanding the foregoing provisions of this Section 7(b), the Underwriters shall not be entitled to indemnity or contribution from the Selling Shareholder in excess of the net proceeds of the offering (before deducting expenses) received by such Selling Shareholder.

     c. Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company and the Selling Shareholder and their directors and officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or the Selling Shareholder may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
     (a) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Final Prospectus, or any amendment or supplement thereto, or any Application, or which arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein or (b) the negligence or willful misconduct by such Underwriter, and will reimburse the Company and the Selling Shareholder and their directors and officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or
     Section 20 of the Exchange Act, for any legal or other expenses reasonably incurred by the Company or such Selling Shareholder and their directors and officers who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, in connection with investigating or defending any such loss, claim, damage, liability or action.

     d.   Promptly after receipt by an indemnified party under subsection (a),
     (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon written advice of counsel that there may be one or more legal defenses available to it or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party, provided, further, however, that the Company shall be liable for the fees and expenses of only one separate firm of attorneys for all indemnified parties at any time in connection with any action, suit or proceeding or in a series of separate but substantially similar or related actions, suits or proceedings arising out of the same general allegations and circumstances. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
     Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence or (ii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. Nothing in this Section 7(d) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

     e. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection
     (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, (ii) the Selling Shareholder shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Selling Shareholder from the sale of Shares exceeds the damages which such Selling Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

     f.   The obligations of the Company and the Selling Shareholder under this
     Section 7 shall be in addition to any liability which the Company or such Selling Shareholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and any Selling Shareholder and to each person, if any, who controls the Company or the Selling Shareholder within the meaning of the Act.

8. INDEMNITY, REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY. The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

9. DEFAULT BY UNDERWRITERS. If any Underwriter or Underwriters shall fail to take up and pay for the number of Firm Shares agreed by such Underwriter of Underwriters to be purchased hereunder upon tender of such Firm Shares in accordance with the terms hereof and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Firm Shares, the remaining Underwriters shall be obligated severally in proportion to their respective commitments hereunder, to take up and pay for the Firm Shares of such defaulting Underwriter or Underwriters.

     If any Underwriter or Underwriters so defaults and the aggregate number of Firm Shares that such defaulting Underwriter or Underwriters agreed but failed to take up and pay for exceeds __% of the Firm Shares, the remaining Underwriters shall have the right, but shall not be obligated, to take up and pay for (in such proportions as may be agreed upon among them) the Firm Shares that the defaulting Underwriter or Underwriters so agreed but failed to purchase. If such remaining Underwriters do not, at the Closing Date, take up and pay for the Firm Shares that the defaulting Underwriter or Underwriters so agreed but failed to purchase, the Closing Date shall be postponed for twenty-four hours to allow the several Underwriters to substitute within twenty-four hours (including non-business hours) another underwriter or underwriters (which may include any nondefaulting Underwriter) satisfactory to the Company. If no such underwriter or underwriters shall have been substituted as aforesaid by such postponed Closing Date, the Closing Date may, at the option of the Company, be postponed for a further twenty-four hours, if necessary, to allow the Company to find another underwriter or underwriters, satisfactory to you, to purchase the Firm Shares that the defaulting Underwriter or Underwriters so agreed but failed to purchase. If it shall be arranged for the remaining Underwriter or substituted Underwriters to take up the Firm Shares of the defaulting Underwriter or Underwriters as provided in this Section, (i) the Company shall have the right to postpone the time of delivery for a period of not more than seven full business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Final Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statements or supplements to the Final Prospectus that may thereby be made necessary, and (ii) the respective number of Firm Shares to be purchased by the remaining Underwriters and substituted underwriters shall be taken as the basis of their underwriting obligation. If the remaining Underwriters shall not take up and pay for all such Firm Shares so agreed to be purchased by the defaulting Underwriter or Underwriters or substitute another underwriter or underwriters as aforesaid and the Company shall not find or shall not elect to seek another underwriter or underwriters for such Firm Shares as aforesaid, then this Agreement shall terminate.

     In the event of any termination of this Agreement pursuant to the preceding paragraph of this Section, the Company shall not be liable to any Underwriter (except as provided in Section 5 and in Section 7 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Firm Shares agreed by such Underwriter to be purchased hereunder, which Underwriter shall remain liable to the Company and the other Underwriters for damages, if any, resulting from such default) be liable to the Company (except to the extent provided in Section 7 hereof).

     The term "Underwriter" in this Agreement shall include any person substituted for an Underwriter under this Section.





10.  EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION

     a. This Agreement shall become effective immediately as to Sections 5, 7, 9, 10 and 11 and, as to all other provisions (i) if at the time of execution of this Agreement the Registration Statement has not become effective, at 9:00 A.M., Eastern time, on the first full business day following the effectiveness of the Registration Statement, or (ii) if at the time of execution of this Agreement the Registration Statement has been declared effective, at 9:00 A.M., Eastern time, on the first business day following the date of execution of this Agreement; but this Agreement shall nevertheless become effective at such earlier time after the Registration Statement becomes effective as you may determine on and by notice to the Company or by release of any of the Shares of sale to the public. For the purposes of this Section 10, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising the Underwriters that the Shares are released for public offering, or (ii) offering of Shares for sale to securities dealers, whichever may occur first. By giving notice as set forth in Section 11 before the time this Agreement becomes effective, you, as the Representatives of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the Company shall remain obligated to pay costs and expenses to the extent provided in Section 5a and 5b hereof.

     b. You shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time on or prior to the Closing Date or on or prior to any later date on which the Option Shares are to be purchased as the case may be (i) if the Company or Selling Shareholder shall have failed, refused or been unable, on or prior to the Closing Date, or on or prior to any later date on which the Option Shares are to be purchased, as the case may be, to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, or (ii) if trading on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the New York Stock Exchange, by the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction, or if a banking moratorium shall have been declared by federal or New York or California authorities, or (iii) if at or prior to the Closing Date, or on or prior to any later date on which Option Shares are to be purchased, as the case may be, the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured, or (iv) if at or prior to the Closing Date, or on or prior to any later date on which Option Shares are to be purchased, as the case may be, there shall have been an outbreak or escalation of hostilities in which the United States is involved or other national or international calamity or any substantial change in political, financial or economic conditions shall have occurred or shall have accelerated to such extent, in the judgment of the Representatives, as to have a material adverse effect on the financial markets of the United States, or to make it impracticable or inadvisable to proceed with completion of the sale of and payment for the Shares. Any such termination shall be without liability of any party to any other party except as provided in Sections 5a and 5b hereof and except that in the event of termination solely pursuant to Section 10(b)(i) hereof, the Company shall remain obligated to pay costs and expenses pursuant to Sections 5a and 5b hereof.


     If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, you shall be notified promptly by the Company by telephone or telegram, confirmed by letter.

11. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered or telegraphed and confirmed to The First American Investment Banking Corporation, 601 South Harbour Island Boulevard, Suite 200, Tampa, Florida 33602, Attention: Paul Tomey, Vice President, with a copy sent to Frank N. Fleischer, Esq., Schifino & Fleischer, P.A., 201 N. Franklin Street, Suite 2700, Tampa, FL 33602; if sent to the Company shall be mailed, delivered or telegraphed and confirmed to Pelican Financial, Inc., 315 East Eisenhower, Ann Arbor, Michigan 48108, Attention: Charles C. Huffman, with a copy sent to Edward L. Lublin, Esq., Manatt, Phelps & Phillips, LLP, 1501 M Street, N. W., Washington, D.C. 20005-1702.


12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and Selling Shareholder and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7 hereof, any legal or equitable rights, remedy or claim in respect of this Agreement or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective executors, administrators, successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or corporation. No purchaser of any of the shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

     In all dealings with the Company under this Agreement, you shall act on behalf of each of the several Underwriters, and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of each of the several Underwriters as if the same shall have been made or given in writing by you.

13. APPLICABLE LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida.

14. COUNTERPARTS. This Agreement may be signed in several counterparts, each of which will constitute an original.

15. INFORMATION PROVIDED BY UNDERWRITERS. The information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters) and under "Underwriting" in any Preliminary Prospectus and in the Final Prospectus constitutes the only information furnished by the Underwriters to the Company for inclusion in any Preliminary Prospectus, the Final Prospectus or the Registration Statement, and you on behalf of the respective Underwriters, represent and warrant to the Company that the statements made therein do not contain an untrue statement of a material fact and do not fail to state any material fact required to be stated therein in order to make such statements in light of the circumstances under which they were made not misleading.




     If the foregoing correctly sets forth the understanding among the Company, the several Underwriters and the Selling Shareholder please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, the several Underwriters and the Selling Shareholder.

                                     Very truly yours,

                                     PELICAN FINANCIAL, INC.


                                     By:

                                     THE SELLING SHAREHOLDER CHARLES C. HUFFMAN


                                      By:

                                                 ATTORNEY-IN-FACT


Accepted as of the date first above written:

The First American Investment Banking Corporation
First Colonial Securities

on their behalf and on behalf of each of the Several Underwriters named in Schedule I hereto.


By: The First American Investment Banking Corporation
     on behalf of the Underwriters


By:
     Paul Tomey, Vice President

                                   SCHEDULE I



                                                                      MAXIMUM
                                                 NUMBER              NUMBER OF
                                             OF FIRM SHARES          OPTIONAL
                                                  TO BE            SHARES TO BE
UNDERWRITER                                     PURCHASED            PURCHASED
-------------------------------------------------------------------------------
The First American Investment
 Banking Corporation
First Colonial Securities

                                   SCHEDULE II


                                              NUMBER OF             NUMBER OF
                                             FIRM SHARES         OPTIONAL SHARES
                                             TO BE SOLD            TO BE SOLD
                                             ----------            ----------
The Company                                    1,200,000                   0
Charles C. Huffman                                     0             180,000
                                               ---------            --------
                                               1,200,000             180,000

                                  SCHEDULE III

                                  SUBSIDIARIES

                                      STATE OR JURISDICTION OF
NAME                                       INCORPORATION            % OWNERSHIP
-------------------------------------------------------------------------------
Wastenaw Mortgage Company                    Michigan                    100%
Pelican National Bank                        United States               100%